Exhibit 4.2

AMENDMENT NO. 2 TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), is made as of this 28th day of April, 2011, among the financial institutions that are a party to the Credit Agreement (as defined below) (collectively, the “Lenders” and each individually a “Lender”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender and as administrative agent for the Lenders (the “Agent”), TECHNICAL CONSUMER PRODUCTS, INC., a Delaware corporation (the “Borrower”), and BOWMAN LAMPS, LLC, an Ohio limited liability company (the “Subsidiary Guarantor,” and, together with the Borrower, the “Loan Parties”),

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Revolving Credit and Security Agreement, dated as of December 11, 2009 (the “Original Credit Agreement”) pursuant to which the Lenders and the Agent have made certain loans and financial accommodations available to the Borrower;

WHEREAS, the Subsidiary Guarantor became a party to the Credit Agreement as a “Guarantor,” a “Loan Party” and a “Loan Party Guarantor”, in each case pursuant to that certain Joinder Agreement, dated as of December 17, 2010, made by the Subsidiary Guarantor for the benefit of the Agent;

WHEREAS, the Original Credit Agreement was amended by that certain Amendment No. 1 to Revolving Credit and Security Agreement, dated as of December 17, 2010 by and among the Loan Parties, the Lenders and the Agent (“Credit Agreement Amendment No. 1” and together with the Original Credit Agreement, the “Credit Agreement”); and

WHEREAS, the Loan Parties, the Agent and the Lenders desire to further amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agent, the Lenders, and the Loan Parties do hereby agree as follows:

1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2. AMENDMENT TO THE CREDIT AGREEMENT.

Amendment to Credit Agreement. Article VII of the Credit Agreement shall be amended by deleting Section 7.3 in its entirety and substituting the following therefor:

7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) the endorsement of checks in the Ordinary Course of Business, and (c) the guaranty by the Borrower in December, 2009 of certain severance obligations owing by an Affiliate of Borrower in an aggregate amount not in excess of $265,000.

3. REPRESENTATIONS AND WARRANTIES.

Each Loan Party hereby represents and warrants to the Agent and each of the Lenders as follows:

3.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of each Loan Party and constitutes the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.2 Credit Agreement. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. Each Loan Party hereby ratifies and confirms the Credit Agreement, as amended hereby.

3.3 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not, operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Agent or any of the Lenders under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement.

3.4 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

3.5 Claims and Defenses. As of the date of this Amendment, no Loan Party has any defenses, claims, counterclaims or setoffs with respect to the Credit Agreement or its Obligations thereunder or with respect to any actions of the Agent or any Lender or any of its officers, directors, shareholders, employees, agents or attorneys, and each Loan Party irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Agent and each of the Lenders and each of their respective officers, directors, shareholders, employees, agents and attorneys from the same.

4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

4.1 Amendment No. 2 to Credit Agreement. The Agent shall have received a fully executed Amendment No. 2 to Credit Agreement, executed and delivered by a duly authorized officer of each Loan Party and each of the Lenders.

4.2 Resolutions; Officer’s Certificate. The Agent shall have received (a) a copy of the resolutions, in form and substance satisfactory to the Agent, of the board of directors or other appropriate managing body of each Loan Party authorizing the execution, delivery and performance of this Amendment, and (b) a certificate of the Secretary or Assistant Secretary of each Loan Party as to the incumbency and signature of the officers of such Loan Party executing this Amendment, together with evidence of the incumbency of such Secretary or Assistant Secretary.

4.3 Fees and Expenses. The Borrower shall have paid all fees of the Agent and the Lenders in connection with this Amendment including, without limitation, any reasonable legal fees and expenses.

4.4 No Material Adverse Change. Since December 31, 2008, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect.

5. MISCELLANEOUS

5.1 Governing Law. This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

5.2 Severability. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

5.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

IN WITNESS THEREOF, Borrower and the Subsidiary Guarantor have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first written above.

TECHNICAL CONSUMER PRODUCTS, INC.

By:	/s/ Ellis Yan
Name:	Ellis Yan
Title:	CEO

BOWMAN LAMPS, LLC

By:	/s/ Ellis Yan
Name:	Ellis Yan
Title:	CEO

Accepted at Cleveland, Ohio, as of
April 28, 2011

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Dean Newman
Name:	Dean Newman
Title:	Relationship Manager